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                                                                   EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-50480) pertaining to the Regeneron Pharmaceuticals, Inc. 1990 Long Term Incentive Plan, the Registration Statements (Form S-8 No. 33-85330, Form S-8 No. 33-97176, Form S-8 No. 333-33891, and Form S-8 No. 333-80663)
pertaining to the Regeneron Pharmaceuticals, Inc. Amended and Restated 1990 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 333-61132) pertaining to the Regeneron Pharmaceuticals, Inc. 2000 Long Term Incentive Plan and the Registration Statement (Form S-3 No. 333-74464) pertaining to the registration of common stock issuable upon the conversion of Regeneron Pharmaceuticals, Inc.'s Senior Subordinated Notes due 2008, of our report dated February 4, 2002, with respect to the financial statements of Amgen-Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Los Angeles, California
March 21, 2002